Exhibit 99.1

PRESS RELEASE

Press Release # 06004

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Stephanie J. Welty	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9224	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: swelty@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2005

Hillsboro, Oregon – February 9, 2005—TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter and year ended December 31, 2005.

Summary Financial Results and Highlights for the Quarter Ended December 31, 2005:

•	Revenues from continuing operations for the fourth quarter ended December 31, 2005, totaled $84.7 million, a 26.3% increase over the fourth quarter of 2004. The fourth quarter revenues were in line with the financial guidance provided on October 20, 2005. Revenue growth primarily came from increased sales of GSM handset products. The fourth quarter revenues for 2005 increased 12.5% sequentially from the third quarter of 2005 also due to increased sales of GSM handset and products.

•	Gross margin declined in the fourth quarter of 2005 to 28.7%, as compared to 31.4% in the third quarter of 2005. The decrease in the gross margin was primarily due to yield loss associated with new product ramps. As compared to the fourth quarter of 2004, gross margin was slightly down, also due to yield issues.

•	Operating expenses for the fourth quarter of 2005 decreased to 25.6% of revenue from 30.9% of revenue in the third quarter of 2005 and 32.8% of revenue in the fourth quarter of 2004. The decrease in the current quarter was primarily due to a $0.3 million gain on the disposal of equipment and reductions in engineering spending. The expenses in the third and fourth quarters of 2005 include a charge of $0.4 million related to the TFR acquisition, which closed in January of 2005.

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•	For the fourth quarter ended December 31, 2005, TriQuint had net income, including discontinued operations, of $2.9 million, or $0.02 per diluted share, in line with our guidance provided on October 20th. In the fourth quarter of 2004, we reported a net loss of $25.3 million, which included a loss of $21.7 million from discontinued operations. In the third quarter of 2005, we reported net income of $2.6 million, which included a gain from discontinued operations of $0.5 million.

•	As compared to the fourth quarter of 2004, net income from continuing operations for the fourth quarter of 2005 increased by $6.5 million. The increase was primarily due to increased operating income in 2005 combined with an impairment charge taken in 2004 that negatively impacted net income. Net income from continuing operations for the fourth quarter of 2005 increased $0.8 million from the third quarter of 2005 to $2.9 million. The increase was primarily due to improved operating income in the fourth quarter resulting from increased revenue and reduced operating expense, partially offset by a negative tax impact in the fourth quarter of $0.6 million.

•	Cash, cash equivalents and short and long term marketable securities decreased to $406.7 million as of December 31, 2005, compared to $407.8 million as of September 30, 2005. In the fourth quarter of 2005 the Company reported a plan to repurchase up to $25 million of the Company’s common stock beginning after this earnings release. Repurchases will be made under a Rule 10b5-1 plan and the timing of purchases and the exact number of shares to be purchased will depend on market conditions. As of December 31, 2005, and September 30, 2005, our outstanding convertible notes were $218.8 million. As of December 31, 2004, our balance of outstanding convertible notes was $223.8 million.

•	Fourth quarter 2005 bookings were seasonally strong with a book-to-bill ratio of 1.05 to 1.00. Excluding military, the book-to-bill ratio for the quarter was 1.03 to 1.00.

Summary Financial Results and Highlights for the Year Ended December 31, 2005:

•	For 2005, the Company reported revenues from continuing operations of $294.8 million, a decrease of 5.8% from 2004 revenues of $313.0 million. The decline was primarily due to decreases in CDMA revenues from handset and broadband products.

•	Net income, including discontinued operations, increased to $4.0 million for 2005, resulting in a profit of $0.03 per diluted share, compared to a net loss of $29.1 million, $0.21 per diluted share, in 2004. The net income in 2005 includes a net gain from discontinued operations of $8.2 million, as compared to a net loss of $36.9 million for the year ended December 31, 2004.

•	Cash, cash equivalents, and short and long term marketable securities, net of the convertible notes, increased by $23.7 million in 2005 to $188.0 million as of December 31, 2005, as compared to $164.3 million as of December 31, 2004.

•	The Company completed the acquisition of TFR Technologies, Inc., on January 5, 2005. This acquisition added bulk acoustic wave (BAW) filtering technology to the Company’s product portfolio, critical to developing higher frequency filters for next generation wireless communication products.

Commenting on the results for the quarter and year ended December 31, 2005, Ralph Quinsey, President and CEO, stated, “During the course of 2005 we absorbed the anticipated negative impact of reduced handset IF filter revenue and aggressive filter pricing pressure while successfully executing our strategy to grow our overall module revenue. Our continuing operations returned to profitability in the second

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half and, including the benefit of the optoelectronics asset sale, we significantly improved net income to $0.03 per diluted share from a loss $0.21 per diluted share in 2004. We are now in a position to build on the momentum we established in the second half of 2005.”

Other Highlights in 2005:

•	Won a gallium nitride development contract from DARPA with revenue potential in excess of $30 million.

•	Launched the world’s first E/D mode pHEMT technology enabling higher levels of GaAs integration.

•	Shipped over 40 million modules to the handset market – 15.6 million power amplifier modules and 25.2 million filter based modules.

•	Shipped over 31 million duplexers.

•	Achieved size and integration leadership in the GSM power amplifier module market with our innovative transmit module and our 5 x 5 mm GSM power amplifier module.

•	Grew our GSM handset revenue 69% year over year.

Outlook for 2006:

The Company’s focus for 2006 is on increased revenue and improved profitability. We believe TriQuint’s ability to internally supply filter, switch and power functionality for highly integrated RF modules provides us a strategic cost advantage by avoiding stacked margins for critical components. In addition, we plan to build on our highly integrated “zero discretes” transmit module platform. We expect year over year revenue growth to be approximately 20% in 2006 and expect to begin the year with low single digit net income as a percent of revenue and end the year with mid to high single digit net income as a percent of revenue.

Revenues for the first quarter of 2006 are expected to be flat to slightly up as compared to the fourth quarter of 2005 due to new product ramps offsetting a normally down first quarter. The Company expects earnings per share to be approximately $0.00 to $0.01. This includes approximately $2 million in stock option and ESPP expense as required by the implementation of FAS 123(R).

A summary table of TriQuint’s financial guidance is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter and year ended December 31, 2005, and as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11050951#.

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Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the first quarter of 2006, the revenues, profitability and focus for 2006 and its product strategies are statements that involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopeful,” “intends,” “plans,” “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to TriQuint’s projections for 2006. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance; demand for its products; ability to develop new products; improve yields, maintain product pricing, reduce costs, and win customers; internal operating results; and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, base stations, military, broadband and other. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide (GaAs), surface acoustic wave (SAW), and bulk acoustic wave (BAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England and Germany. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004*	December 31,
				2005	2004*
Revenues	$84,660	$75,235	$67,040	$294,787	$312,971
Cost of sales	60,368	51,646	47,068	210,446	213,416

Gross profit	24,292	23,589	19,972	84,341	99,555
Operating expenses:
Research, development and engineering	10,371	11,570	11,703	46,706	47,746
Selling, general and administrative	11,219	11,234	9,876	46,565	40,523
Reduction in workforce	(21)	—	1	341	429
Impairment of long-lived assets	—	—	321	31	710
(Gain) loss on disposal of equipment	(305)	22	71	(505)	(13)
Acquisition related charges	413	414	—	1,654	—

Total operating expenses	21,677	23,240	21,972	94,792	89,395

Income (loss) from operations	2,615	349	(2,000)	(10,451)	10,160
Other income (expense):
Interest income	3,291	3,052	1,985	11,441	7,126
Interest expense	(2,440)	(2,441)	(2,495)	(9,846)	(10,730)
Foreign currency gain (loss)	(31)	32	62	4	2,125
Impairment charge - investments in other companies	—	(55)	(785)	(155)	(1,189)
Gain on retirement of debt	—	—	—	114	539
Gain on sale of intellectual property	—	954	—	954	—
Other, net	49	72	36	163	187

Other income (expense), net	869	1,614	(1,197)	2,675	(1,942)

Income (loss) from continuing operations, before income tax	3,484	1,963	(3,197)	(7,776)	8,218
Income tax expense (benefit)	600	(90)	378	(3,573)	397

Income (loss) from continuing operations	2,884	2,053	(3,575)	(4,203)	7,821
Discontinued operations:
Income (loss) from discontinued operations, net of income tax	57	522	(21,680)	8,183	(36,875)

Net income (loss)	$2,941	$2,575	$(25,255)	$3,980	$(29,054)

Basic per share net income (loss):
Income (loss) from continuing operations	$0.02	$0.02	$(0.02)	$(0.03)	$0.06
Income (loss) from discontinued operations	0.00	0.00	(0.16)	0.06	(0.27)

Basic per share net income (loss)	$0.02	$0.02	$(0.18)	$0.03	$(0.21)

Diluted per share net income (loss):
Income (loss) from continuing operations	$0.02	$0.02	$(0.02)	$(0.03)	$0.06
Income (loss) from discontinued operations	0.00	0.00	(0.16)	0.06	(0.27)

Diluted per share net income (loss)	$0.02	$0.02	$(0.18)	$0.03	$(0.21)

Weighted-average shares outstanding:
Basic	140,377	139,917	137,978	139,566	136,936
Diluted	142,719	141,210	137,978	139,566	138,960

*	Certain amounts in the prior quarters statements of operations have been reclassified to conform to the current quarter presentation.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2005	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash, cash equivalents and investments	$301,107	$247,401	$198,497
Accounts receivable, net	51,286	43,619	35,654
Inventories, net	49,384	45,845	49,619
Other current assets	14,689	12,108	10,345
Assets held for sale	—	—	33,890

Total current assets	416,466	348,973	328,005
Investments in marketable securities	105,615	160,407	189,555
Property, plant and equipment, net	190,789	189,481	199,518
Other, net	15,871	15,745	5,322

Total assets	$728,741	$714,606	$722,400

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$51,255	$43,000	$34,075
Income tax liability	7,201	7,727	7,607
Capital leases, current portion	—	69	275
Liabilities held for sale	—	—	15,057

Total current liabilities	58,456	50,796	57,014
Convertible subordinated notes	218,755	218,755	223,755
Other long-term liabilities	920	845	244

Total liabilities	278,131	270,396	281,013
Stockholders’ equity	450,610	444,210	441,387

Total liabilities and stockholders’ equity	$728,741	$714,606	$722,400

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004*	December 31,
				2005	2004*
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	71.3%	68.6%	70.2%	71.4%	68.2%

Gross profit	28.7%	31.4%	29.8%	28.6%	31.8%
Operating expenses:
Research, development and engineering	12.2%	15.4%	17.5%	15.8%	15.3%
Selling, general and administrative	13.3%	14.9%	14.7%	15.8%	13.0%
Reduction in workforce	0.0%	—	0.0%	0.1%	0.1%
Impairment of long-lived assets	—	—	0.5%	0.0%	0.2%
(Gain) loss on disposal of equipment	-0.4%	0.0%	0.1%	-0.2%	0.0%
Acquisition related charges	0.5%	0.6%	—	0.6%	—

Total operating expenses	25.6%	30.9%	32.8%	32.1%	28.6%

Income (loss) from operations	3.1%	0.5%	-3.0%	-3.5%	3.2%
Other income (expense):
Interest income	3.9%	4.1%	3.0%	3.9%	2.3%
Interest expense	-2.9%	-3.3%	-3.7%	-3.3%	-3.4%
Foreign currency gain (loss)	-0.1%	0.0%	0.1%	0.0%	0.7%
Impairment charge - investments in other companies	—	-0.1%	-1.2%	-0.1%	-0.4%
Gain on retirement of debt	—	—	—	0.0%	0.2%
Gain on sale of intellectual property	—	1.3%	—	0.3%	—
Other, net	0.1%	0.1%	0.0%	0.1%	0.0%

Other income (expense), net	1.0%	2.1%	-1.8%	0.9%	-0.6%
Income (loss) from continuing operations, before income tax	4.1%	2.6%	-4.8%	-2.6%	2.6%
Income tax expense (benefit)	0.7%	-0.1%	0.6%	-1.2%	0.1%

Income (loss) from continuing operations	3.4%	2.7%	-5.4%	-1.4%	2.5%
Discontinued operations:
Income (loss) from discontinued operations, net of income tax	0.1%	0.7%	-32.3%	2.8%	-11.8%

Net income (loss)	3.5%	3.4%	-37.7%	1.4%	-9.3%

*	Certain amounts in the prior quarters statements of operations have been reclassified to conform to the current quarter presentation.